Exhibit 99.1

                                                         Contact:   Erica Keane
                                                                Hill & Knowlton
                                                                 (212) 885-0322
                                                Erica.keane@hillandknowlton.com


   ATA Holdings Corp. Announces Receipt of Delisting Notification from NASDAQ

INDIANAPOLIS, IN, November 2, 2004 -- ATA Holdings Corp. (ATAHQ), the parent company of ATA Airlines, Inc., today announced that it received written notification from the NASDAQ Stock Market indicating that due to the Company's announced filing for protection under Chapter 11 of the U.S. Bankruptcy Code, and in accordance with Marketplace Rules 4300 and 4450(f), NASDAQ determined that the Company's securities will be delisted from the NASDAQ Stock Market at the opening of business on November 5, 2004, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series. Since the Company does not intend to request such a hearing, the Company's securities will not be immediately eligible to trade on the OTC Bulletin Board because of the pending Chapter 11 proceedings. Although the Company's securities are not immediately eligible for quotation on the OTC Bulletin Board, the securities may become eligible if a market maker makes application to register in and quote the securities in accordance with SEC Rule 15c2-11. The Company is not aware that a market maker intends to make such an application.

As a result of the Chapter 11 filing, the fifth character "Q" has been appended to the Company's trading symbol. Accordingly, the trading symbol for the Company's securities was changed from ATAH to ATAHQ at the opening of business on October 29, 2004.

The Company's securities may be traded on the Pink Sheets following the delisting by NASDAQ.

About ATA Airlines

Now in its 31st year of operation, ATA (ATAHQ) is the nation's 10th largest passenger carrier (based on revenue passenger miles) and one of the nation's largest low-fare carriers. ATA has one of the youngest, most fuel- efficient fleets among the major carriers, featuring the new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations. For more information, visit the web site http://www.ata.com .

Certain of the information contained in this press release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect ATA's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of ATA and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of the debtor-in-possession financing facility; the companies' ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the companies' liquidity or results of operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for transportation in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack, labor costs; financing costs; the costs and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies' products and services; and other risks and uncertainties set forth from time to time in ATA's reports to the United States Securities and Exchange Commission.